UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2015

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 28, 2015, we terminated the Collaboration, Development and License Agreement dated as of November 21, 2014, or Collaboration Agreement, between Eli Lilly and Company, or Lilly, and our wholly owned subsidiary, ZP Opco, Inc. We terminated the Collaboration Agreement in accordance with its terms following our determination that it is commercially unreasonable to pursue one of the critical success factors under the Collaboration Agreement, relating to worldwide regulatory approval of Daily ZP-PTH by 2019.

The Collaboration Agreement provided for the development of one or more microneedle patch products to administer ZP-PTH, our proprietary formulation of teriparatide, a synthetic form of parathyroid hormone (PTH 1-34) for the treatment of severe osteoporosis, with the initial product candidate being Daily ZP-PTH, a daily administration of ZP-PTH. Under the Collaboration Agreement, we granted to Lilly an exclusive, worldwide license to commercialize ZP-PTH in all dosing frequencies, and we would have been eligible to receive non-refundable milestone payments from Lilly totaling up to $300 million upon achievement of certain regulatory approvals of Daily ZP-PTH and up to $125 million upon achievement of certain sales milestones for Daily ZP-PTH. We also would have been eligible to receive royalties on sales of Daily ZP-PTH in major markets and reimbursement of manufacturing costs for commercial supplies of Daily ZP-PTH. Lilly would have been responsible, pending successful clinical trial outcomes and regulatory approval, for commercialization of Daily ZP-PTH.

As a result of the termination of the Collaboration Agreement, the exclusive, worldwide license that we granted to Lilly terminated and reverted to us, and we will no longer be eligible to receive any milestone or other payments from Lilly. If, prior to August 19, 2019, we decide to resume development of Daily ZP-PTH, then we will be required to notify Lilly and offer to reinstate the Collaboration Agreement on the same terms or on other mutually agreeable terms.

Lilly beneficially owns more than ten percent of our outstanding common stock, which it acquired in connection with the Collaboration Agreement.

On September 28, 2015, we issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the termination of the Collaboration Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated September 28, 2015, entitled “Zosano Pharma Resumes Development of Weekly ZP-PTH Treatment for Severe Osteoporosis.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: September 28, 2015	By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated September 28, 2015, entitled “Zosano Pharma Resumes Development of Weekly ZP-PTH Treatment for Severe Osteoporosis.”

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